UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of a notice of anticipated breach and default (“Breach and Default Notice”), dated January 30, 2008, issued by BTP Acquisition Company, LLC (“BTP”) to Image Entertainment, Inc. (“Image”) regarding the Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2007 (the “Amended Merger Agreement”), by and among Image, BTP and IEAC, Inc.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a copy of a letter, dated February 1, 2008, sent by Image to BTP in response to the Breach and Default Notice.

Item 9.01 Financial Statements and Exhibits.

99.1  Notice of Anticipated Breach and Default under the Amended and Restated Agreement and Plan of Merger; Demand for Assurances of Performance; Demand for Information, dated January 30, 2008, from BTP Acquisition Company, LLC to Image Entertainment, Inc..

99.2  Letter sent by Image Entertainment, Inc. to BTP Acquisition Company, LLC, dated February 1, 2008, responding to the Notice of Anticipated Breach and Default under the Amended and Restated Agreement and Plan of Merger; Demand for Assurances of Performance; Demand for Information, dated January 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Date: February 1, 2008	By:	/s/ Dennis Hohn Cho

Dennis Hohn Cho
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1
Notice of Anticipated Breach and Default under the Amended and Restated Agreement and Plan of Merger; Demand for Assurances of Performance; Demand for Information, dated January 30, 2008, from BTP Acquisition Company, LLC to Image Entertainment, Inc.

99.2	Letter sent by Image Entertainment, Inc. to BTP Acquisition Company, LLC, dated February 1, 2008 responding to the Notice of Anticipated Breach and Default under the Amended and Restated Agreement and Plan of Merger; Demand for Assurances of Performance; Demand for Information, dated January 30, 2008.